Exhibit 10.2

FIRST AMENDMENT TO THE DEBENTURE SUBSCRIPTION AGREEMENT DATED 2ND FEBRUARY 2007

THIS First Amendment to the Debenture Subscription Agreement dated 2nd February 2007 (hereinafter referred to as “Amendment”) is entered on this 25 day of April 2007;

BY AND AMONG

1.
MBL INFRASTRUCTURES LIMITED, a company incorporated in India under the Companies Act, 1956 and having its registered office at 23A, Netaji Subhash Road, 3rd Floor, Suite No. 14, Kolkata - 700001 (hereinafter referred to as the “Company”);

2.
THE PERSONS whose names and particulars are more particularly set out in Schedule 1 hereto (hereinafter referred to collectively as “Promoters” and each, a “Promoter”, which expression shall unless repugnant to the context or meaning thereof, be deemed to mean and include their heirs, legal representatives, executors, and administrators);

3.
INDIA GLOBALISATION CAPITAL, INC. a company organised under the laws of the State of Maryland and having its office address at 4336 Montgomery Avenue Bethesda, MD 20814 (hereinafter referred to as “Investor”, which expression shall, unless it be repugnant to the context or meaning thereof, be deemed to mean and include its successors and assigns).

(The Investor, the Promoters and the Company may hereinafter be referred to individually as “Party” and collectively as “Parties”, as the context may require).

Whereas the Investor, the Promoters and the Company are the parties to that certain Debenture Subscription Agreement (the “Debenture Subscription Agreement”) dated 2nd February, 2007, pursuant to which the Investor has agreed to subscribe to Convertible Instruments issued by the Company aggregating to approximately the INR equivalent of US$ 3 million, upon the terms and conditions set forth therein.

WHEREAS, the Investor, the Company and the Promoters desire to amend the Debenture Subscription Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL PROMISES COVENANTS AND AGREEMENTS HEREIN CONTAINED, THE PARTIES AGREE AS FOLLOWS:

1.	Amendment to Clause 14 (Future Investment) - Clause 14 (Future Investment) is hereby amended to read in its entirety as follows:

FUTURE INVESTMENT

Within 45 days of receipt of documents referred to in Clause 4.1.10(A), the Investor shall be required to satisfy the Condition Precedent referred to in Clause 4.1.2 of the SSPA. In the event the Condition Precedent referred to Clause 4.1.2 of the SSPA, is not satisfied within such period, the Investor shall be obliged at the option of the Company and the Promoters to invest an additional amount of approximately the INR equivalent of US$ 3 million into the Company within 15 days by subscription to further allotment of Convertible Instruments to the Investor as per the terms of this Agreement. Such date may only be extendable by mutual consent. If such additional amount is not paid within such 15 days or any extension thereof, the SSPA shall stand terminated.

2.	This Amendment shall become effective upon the execution and delivery of this Amendment by the Investor, the Promoters and the Company.

3.
Amendment to the Debenture Subscription Agreement. The Debenture Subscription Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Debenture Subscription Agreement shall hereafter be determined, exercised and enforced under the Debenture Subscription Agreement, as amended, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

4.
Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Debenture Subscription Agreement are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

5.
No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Parties under, the Debenture Subscription Agreement or prejudice any right or remedy that either Party may have or may have in the future under or in connection with the Debenture Subscription Agreement or any instrument or agreement referred to therein. The Parties hereto acknowledge and agree that the representations and warranties of the Parties contained in the Debenture Subscription Agreement shall survive the execution and delivery of this Amendment and the effectiveness hereof.

6.	Governing Law. This Amendment shall be governed by and be governed by and construed in accordance with the laws of India.

7.	Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF THE PARTIES OF THIS ADDENDUM HAVE SET AND SCRIBED THEIR HANDS AT KOLKATA, ON THE DAY MONTH AND YEAR FIRST NOTED ABOVE, IN PRESENCE OF:

SIGNED AND DELIVERED	)
BY THE WITHINNAMED " INVESTOR "	)
PARVEEN MUKUNDA	)
)

ON THE 25 DAY OF APRIL 2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "COMPANY"	)
BY THE HAND OF Mr. RAM GOPAL MAHESWARI	)
(AUTHORISED SIGNATORY) PURSUANT TO THE	)
RESOLUTION PASSED BY THE BOARD	)
ON THE 25 DAY OF APRIL 2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)

SIGNED AND DELIVERED	)
BY THE WITHINNAMED "Promoters"	)
)
)

ON THE 25 DAY OF APRIL 2007)

IN THE PRESENCE OF:	)
WITNESS:	)

NAME AND ADDRESS:	)